October 15, 2010

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CyberDefender Corporation dated October 15, 2010, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ KMJ Corbin & Company LLP